UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 12, 2006
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.8
EXHIBIT 10.36
EXHIBIT 10.37

Item 1.01 Entry into a Material Definitive Agreement
As previously reported, on October 6, 2006, Finisar Corporation (“Finisar” or the “Company”) entered into separate exchange agreements with certain holders of its existing 2 1/2% Convertible Subordinated Notes due 2010 (the “Old Notes”), pursuant to which holders of an aggregate of $100 million of the Old Notes agreed to exchange their Old Notes for $100 million in aggregate principal amount of a new series of 2 1/2% Convertible Senior Subordinated Notes due 2010 (the “New Notes”), plus accrued and unpaid interest on the Old Notes at the day prior to the closing of the exchange. A copy of the form of exchange agreement is filed as an exhibit to this report. The foregoing description of the exchange agreement is only a summary and is qualified in its entirety by the full text of the form of agreement, which is incorporated by reference herein.
Finisar issued the New Notes pursuant to an indenture, dated as of October 12, 2006, between Finisar and U.S. Bank Trust National Association, as Trustee. Finisar also paid an aggregate of approximately $1.2 million in accrued and unpaid interest on the Old Notes that were exchanged for New Notes. Following the completion of the exchange, $50 million in aggregate principal amount of the Old Notes remains outstanding.
The New Notes are unsecured senior indebtedness of Finisar and bear interest at the rate of 2 1/2% per annum. Interest is payable on April 15 and October 15 of each year, commencing April 15, 2007. The New Notes mature on October 15, 2010. At maturity, Finisar will be required to repay the outstanding principal of the New Notes.
The New Notes are convertible at the option of the holders, at any time on or prior to maturity, into shares of Finisar’s common stock at a rate equal to approximately 305 shares of common stock per $1,000 principal of the New Notes, subject to adjustment in certain circumstances. However, the New Notes contain provisions known as net share settlement which require that, upon conversion of the New Notes, Finisar will pay holders in cash for up to the principal amount of the converted New Notes and that any amounts in excess of the cash amount will be settled in shares of Finisar common stock. The conversion rate of the Old Notes is approximately 270 shares of common stock per $1,000 principal of the New Notes.
If there is an event of default on the New Notes, the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving Finisar. The following are other events of default under the New Notes:
•	Finisar fails to pay any interest on the New Notes when due and such failure continues for a period of 30 days;

•	Finisar fails to pay principal or premium, if any, when due at maturity, upon redemption or otherwise on the notes;

•	Finisar fails to perform or observe any of the covenants in the indenture for 60 days after notice; or

•	specified events involving Finisar’s bankruptcy, insolvency or reorganization.
A copy of the indenture pursuant to which the New Notes were issued is filed as an exhibit to this report. The foregoing description of the indenture is only a summary and is qualified in its entirety by the full text of the indenture, which is incorporated by reference herein.
The New Notes were issued in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”), and the shares of common stock issued upon conversion of the New Notes will be issued pursuant to an exemption from the registration requirements of the Securities Act. The Company entered into a registration rights agreement with the initial purchasers of the New Notes which provides for the registration of the New Notes and the underlying shares of common stock. A copy of the form of registration rights agreement is filed as an exhibit to this report. The foregoing description of the registration rights agreement is only a summary and is qualified in its entirety by the full text of the registration rights agreement, which is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 above, which is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities
     See Item 1.01 above, which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits

4.8	Indenture, dated as of October 12, 2006, between Finisar Corporation and U.S. Bank Trust National Association, as Trustee.

10.36	Form of Exchange Agreement, dated as of October 6, 2006, between Finisar Corporation and certain holders of the Old Notes.

10.37	Registration Rights Agreement, dated as of October 12, 2006, between Finisar Corporation and the initial purchasers of New Notes.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2006

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

3

EXHIBIT INDEX

Exhibit
No.	Description
4.8	Indenture, dated as of October 12, 2006, between Finisar Corporation and U.S. Bank Trust National Association, as Trustee.

10.36	Form of Exchange Agreement, dated as of October 6, 2006, between Finisar Corporation and certain holders of the Old Notes.

10.37	Registration Rights Agreement, dated as of October 12, 2006, between Finisar Corporation and the initial purchasers of New Notes.